UNIVERSITY HILL PLAZA LEASE AGREEMENT

                               TABLE OF CONTENTS




ARTICLE                                                                  PAGE

1        EXHIBITS                                                          1
2        LEASED PREMISES AND QUIET ENJOYMENT                               1
3        EFFECTIVE DAY, TERM AND CONSTRUCTION WORK                         1
4        RENEWAL OPTION                                                    2
5        BASIC OPTION                                                      2
6        LATE CHARGES                                                      3
7        CONDUCT OF BUSINESS OF TENANT                                     3
8        PARKING, COMMON AREA AND CHARGE                                   4
9        MAINTENANCE OF LEASE PREMISES                                     6
10       SIGNS, AWNINGS, CANOPIES, FIXTURES ALTERATIONS,
         ROOF AND WALLS                                                    6
11       REAL ESTATE TAX                                                   7
12       PERSONAL PROPERTY TAXES                                           7
13       UTILITIES                                                         7
14       INSURANCE                                                         7
15       RIGHT OF ENTRY                                                    8
16       INDEMNIFICATION                                                   8
17       SUBORDINATION                                                     8
18       DAMAGE AND DESTRUCTION                                            8
19       EMINENT DOMAIN                                                    8
20       ASSIGNMENT AND SUBLETTING
21       LANDLORD'S PERFORMANCE FOR ACCOUNT OF TENANT                      9
22       DEFAULT BY TENANT                                                10
23       DEFAULT BY LANDLORD                                              11
25       APPLICATION OF PAYMENTS RECEIVED FROM TENANT                     11
26       ENVIRONMENTAL ISSUES                                             11
27       NOTICES
28       SALES OF PREMISES BY LANDLORD                                    11
29       ATTORNEY'S FEES                                                  11
30       TITLE OF SHOPPING CENTER                                         11
31       WAIVER                                                           11
32       SHORT FORM OR LEASE RECORDING                                    12
33       SECURITY DEPOSIT                                                 12
34       HOLDING OVER AND SUCCESSORS                                      12
35       BROKERS OR FINDERS                                               12
36       MISCELLANEOUS                                                    12
37       SIGNATURE PAGE                                                   14
38       EXHIBIT E                                                        15
39       EXHIBIT D                                                        16
40       EXHIBIT C                                                        17
41       EXHIBIT B                                                        18
42       EXHIBIT A                                           (TO BE ATTACHED)

                             SHOPPING CENTER LEASE


This Lease, made this 14th day of May, 1998, by and between University Hill Plaza (hereinafter called Landlord), and All Star Systems Rio Grande Inc., a Texas corporation (hereinafter called Tenant) cover space in the University Hill Plaza Shopping Center, located at 3800 N. Mesa, El Paso, Texas (herein after called Shopping Center).

         WITNESSETH  THAT,  in   consideration  of  the  rents,   covenants  and
agreements herein set forth, such parties enter into the following agreement:

1.  EXHIBIT:   The  exhibits  listed  below  and  attached  to  this  Lease  are incorporated herein by reference.

         A. Exhibit "A" Plot and Floor Plan of the space demised hereunder to Tenant (the "Premise"), which include the legal description of the Shopping Center Tract (the "Total Tract")

         B.       Exhibit "B" Landlord's Sign Criteria.

         C. Exhibit "C" Rules and Regulations applicable to Tenant.

         D.       Exhibit "D" Construction Addendum.

         E.       Exhibit "E" Guarantee.

2. LEASED PREMISES AND QUIET ENJOYMENT:

         A. Leased premised: Landlord hereby leases to Tenant, and Tenant hereby rents form Landlord, the space in the Shopping Center Designated as B-1, outlined in red on Exhibit "A" (hereinafter called "the Premises"), with a front width of approximately 144 feet and a depth of approximately 70 Feet 6 Inches feet measured to the center line of all party or common walls, to the exterior face of all other walls, and to the building line where there is no wall, containing approximately 10,080 square feet.

         B. Quiet Enjoyment: So long as Tenant is not in default hereunder, Tenant shall have peaceful, quiet use and possession of the Premises throughout the term hereof, subject to all matters of record and to any mortgage, deed of trust or other agreement to which this Lease is or may hereafter be subordinated.

3. EFFECTIVE DATE, TERM AND CONSTRUCTION WORK:

         A. Effective Date: The "Effective Date" of this Lease is the day and year first above written i.e., notwithstanding the fact that the Commencement Date of the Term of this Lease may be a date subsequent to the Effective Date of this Lease, Landlord and Tenant intend that both shall have vested rights immediately upon the execution of this Lease, subject, however, to the terms hereof, and that this Lease shall be binding and in full force and effect upon such execution.

         B. Term: The Term of this Lease shall be for a period of TEN (10) years, commencing on the date that the construction set forth in Exhibit "D" Construction Addendum is complete and the Premises is made available for occupancy by the Tenant (the "Commencement Date") and ending on ten (10) years after the date set forth in Exhibit 'D' Construction Addendum.

         C.       Construction Work:

         (1) Landlord's Work: Landlord shall construct, at its expense, the improvements in accordance with the Construction Addendum attached hereto as Exhibit "D" and Landlord's Plans and Specifications, as from time to time amended.

         (2) Tenant's Work: Tenant agrees, prior to the Commencement Date, at Tenant's sole cost and expense, to construct the premises in accordance with the requirements of Drawings and Specifications with respect to the work Tenant intends to perform in the Premises.

4. RENEWAL OPTION: That providing Tenant has not defaulted in respect to any provision of this Lease, Tenant shall have the right to extend the term of this lease for an additional period of Five (5) years from the expiration of the term above stated, provided however that written notice is given to the Landlord of such intenetion to extend the Lease six (6) months prior to the expiration date above stated, and further provided that all provisions of this Lease shall continue in full force and effect for the period of such extension. Minimum guaranteed rental for said additional term of years shall increase no less than 30% more than the Minimum Monthly Rental set forth in Section 5A hereof, as adjusted pursuant to Section 5A (I) and (ii) hereof during the previous Lease Year.

5.  BASIC RENTAL:

    A. Minimum Monthly Rental :

     (I) Tenant shall pay to the Landlord as Minimum Monthly Rental for the Premises the sum of Eight Thousand Four Hundred Dollars ($8,400.00 ), per month, which sum shall be subject to possible upward adjustment as provided in Paragraph 5A (ii) below. Said Minimum Monthly Rental shall be paid in advance on the first day of each month of the term, with proration to occur for any partial month, if the Commencement Date is other than on the first day of the calendar month. All rentals to be paid by the Tenant to Landlord shall be in lawful money of the United States of America and shall be paid without deduction or offset, prior notice or demand, on or before the first
     (1st) day of each and every month during the term hereof, and at such place or places as may be designated from time to time by Landlord.

     (ii) At the end of the Third (3rd) Lease Year and every Lease Year thereafter, the Minimum Monthly Rental as provided in Paragraph 5A(i) above, shall be adjusted to reflect any increase in the Cost of Living during the Lease Year Period just ended based upon the "Consumer Price Index" for El Paso, Texas area - All items (hereinafter referred to as the "index), published by the Bureau of Labor Statistices of the United States Department of Labor. The Index Number of the first (1st) month of the third
     (3rd) Lease Year shall be the "Base Index Number" and the corresponding Index Number for the last month of the Lease Year just ended shall be the "Current Index Number." The Base Index Number shall be subtraced from the Current Index Number, and the result obtained shall be converted to a percentage of the Base Index Number. The Minimum Monthly Rental as provided in Paragraphs 5A(i) above shall then be increased by such percentage and the result so obtained shall be the new Minimum Monthly Rental for the Premises effective as of the first day of the new period. In no event, however, shall the Minimum Monthly Rental during the new period be less than the Minimum Monthly Rental during the immediatly preceding period. Tenants shall continue payment of the Minimum Monthly Rental rate in effect for the expiring period until notified by Landlord of any increase in such Minimum Monthly Rental. Such notification shall include a memorandum showing the calculation used by Landlord in determining the new Minimum Monthly Rental. On the first day of the calendar month immediatley succeeding receipt of such notice, Tenant shall commence payment of the new Minimum Monthly Rental specified in the notice, and shall also pay to Landlord, with respect to the month(s) already expired, the excess of the required monthly rental as specified in the notice over the monthly amounts actually paid by Tenant.

         If publication of the index shall be discontinued or unavailable, a comparable index published by any branch or department of the United States
Government shall be substitited, and such adjustments in the method of computation shall be made as may be necessary to carry out the intent of this cost-of-living provision.

         The term "Lease Year" as used in this Lease shall mean a period during the lease term commencing on Jamuary 1 of each year and ending at midnight on December 31 next succeeding, except that the first Lease Year shall be the period Commencing on the Commencement Date and ending as midnight on December 31 next succeeding, and the last Lease Year shall end at the end of the lease term.

         C. Additional Rent: Tenant shall pay Landlord annually, as additional rental, in accordance with Paragraphs 5. "Tenant's Share" of the Operating Expenses as defined in paragraph 8C, real estate taxes, utilities, insurance premiums and utilities as provided in Paragraphs 11, 13 and 14 respectively.

6. LATE CHARGES: Tenants agrees to pay a late charge of 5% of each payment due hereunder that is not paid on or before ten (10) days of the due date and the failure to pay such late charge shall cause this Lease to be canceled and terminated at the option of Landlord by written notice to Tenant or pursue any and all other remedies available hereunder to Landlord. Any rental and/or other payments due hereunder returned to Landlord marked "Insufficient Funds" will entitle Landlord to collect an additional 5% of such payment from Tenant and the failure to pay the same shall likewise give Landlord the right and option to cancel and terminate this Lease by written notice to Tenant or pursue any and all other remedies available hereunder to Landlord.

7.  CONDUCT OF BUSINESS OF TENANT:

         A. Use of Premises. The Premises shall be occupied and used by Tenant solely for the purpose of conducting therein the business of : Technology sales, computer service sales and service integration.

         B. Prompt Occupancy and Use: Tenant will occupy the Premises upon the Commencement Date and thereafter continuously operate in 100% of the Premises during the entire Lease Term, with a reasonable staff and Reasonable Business Hours. As used herein, "Reasonable Business Hours" shall mean the hours of 9:00 AM to 5:00 pm Monday through Friday.

         C. Exclusivity: During the term of this Lease, and provided Tenant is not in default in any other of its obligations under this Lease, Landlord shall not execute any other leases or provide space within the Shopping Center to any other person or entity whose activities and operations are competitive with or are similar to the business of technology sales, computer service sales and service integration.

     C. Conduct of business: Such businesses shall be conducted: (a) in Tenant's own name or under the name Allstar Systems Rio Grande , unless another name is previously approved in writing by the Landlord; and (b) in such manner as shall assure the transaction of a maximum volume of business in and at the Premises. Tenant's store shall be and remain open during reasonable business hours.

     D. Operation by Tenant: Tenant covenants and agrees that it will: not place or maintain any merchandise, vending machines or other articles in any vestibule or entry of the Premises or outside the Premises; store garbage, trash, rubbish and other refuse in rat-proof and insect-proof containers inside the Premises, and remove the same frequently and regularly and if directed by Landlord, by such means and methods and at such times and intervals as are designed by Landlord, all at Tenant's cost; not permit any sound system audible or objectionable advertising medium visible, outside the Premises; keep all mechanical equipment free of vibration and noise and in good working order and condition; not commit or permit waste or a nuisance upon the Premises; not permit or cause odors to emanated or be dispelled from the Premises; not solicit business in the Common Area nor distribute advertising matter to, in or upon any Common Area; not permit the loading or unloading or the parking or standing of delivery vehicles outside any area designated therefore, nor permit any use of vehicles which will interfere with the use of any Common Area in the Shopping Center; comply with all laws, recommendations, ordinances, rules and regulations of governmental, public, private and other authorities and agencies, including those with authority over insurance rates, with respect to the use or occupancy of the Premises regardless of when they became effective; light all signs each night of the years for not less than one hour after the Premises are permitted to be closed; not permit any noxious, toxic or corrosive fuel or gas, dust, dirt or fly ash on the Premises; nor place a load of any floor in the Shopping Center which exceeds the floor load per square foot which such floor was designed to carry.

     E. Storage: Except in emergencies, Tenant shall have in the Premises only merchandise which Tenant intends to sell at retail at, in, or from the Premises, or as used in relation to the permitted use.

     F. Painting, Decorating, Displays, Alterations: Tenants will not paint, decorate or change the architectural treatment of any part of the exterior of the Premises nor any part of the interior of the Premises visible from the exterior nor make any structural alterations, additions or changes in the Premises without Landlord's written approval thereto, and will promptly remove any paint, decoration, alteration, addition or changes applied or installed without the Landlords's approval or take such other action with respect thereto as Landlord directs.

     Tenants will install and maintain at all times, subject to the other provisions of this Section F, merchandise displays in any show windows of the Premises; the arrangement, style, color and general appearance thereof and of displays in the interior of the Premises which are visible from the exterior, including, but not limited to, window displays, advertising matters, signs, merchandise and store fixtures, to be maintained in keeping with the character and standards of the Center.

     G. Sales and Dignified Use: No public or private auction or any fire, "going out of business," bankruptcy or similar sales or auctions shall be conducted in or from the Premises and the Premises shall not be used except in a dignified and ethical manner consistent with general high standards of merchandising in the Center and not in a disreputable or immoral manner or in violation of the national, state or local laws.

8. PARKING, COMMON AREA AND CHARGE

     A. Common Areas: (I) All parking areas, access roads and facilities furnished, made available or maintained by Landlord in or near the Center, including employee parking areas, truck ways, driveways, loading docks and areas, delivery areas, package pickup stations, pedestrian sidewalks, malls ( including enclosed mall) courts and ramps, landscaped areas, retaining walls, stairways, bus stops, first-aid and comfort stations, lighting facilities, and other areas and improvements provided by Landlord for the general use in common of tenants and their customers in the Plaza ( all herein called "Common Areas") shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right, from time to time, to establish, modify and enforce reasonable rules and regulations with respect to all Common Areas. Tenant agrees to comply with all rules and regulations set forth in Exhibit "C" attached hereto and all reasonable amendments thereto.

     (ii) Landlord shall have the right from time to time to change the sizes, locations, shapes and arrangements of parking areas and other Common Areas; PROVIDED, HOWEVER, that the size of parking areas on the Total Tract, as shown upon Exhibit "A" remain in compliance with applicable municipal requirements. Landlord shall have the right to restrict parking by employees to designated areas; construct surface, sub-surface or elevated parking area and facilities; establish and from time to time change the level or grade of parking surfaces; enforce parking charges (by meters or otherwise) with appropriate provisions for ticket validating; and do and perform such other acts in and to said areas and improvements as Landlord in its sole discretion, reasonably applied, deemed advisable for the use thereof by tenants and their customers.

     (iii) Condemnation or other taking by any public authority, or sale in lieu of condemnation, or any or all of said parking areas shall not constitute a violation of any covenant by Landlord or entitle Tenant to terminate this Lease or any abatement of its rent hereunder.

     B. Use of Common Areas: Tenant and its business invitees, employees and customers shall have the nonexclusive right, in common with Landlord and all others to whom Landlord may from time to time impose and the rights of Landlord set forth above. Tenant shall pay Landlord, upon demand, $25.00 for each day on which a car of Tenant a concessionaire, employee or agent of Tenant is parking outside any area designated by Landlord for employee parking. Tenant authorizes Landlord to cause any such car to be towed from the Shopping Center and Tenant will reimburse Landlord for the cost thereof upon demand, and otherwise indemnity and hold Landlord harmless with respect thereto. Tenant shall abide by all rules and regulations and cause its concessionaires, officers, employees, agents, customers, and invitees to abide thereby. Landlord may at any time close temporarily any Common Area to make repairs or changes, prevent the acquisition of public rights therein, discourage non-customer parking, or for other reasonable purposes. Tenant shall furnish Landlord license numbers and description of cars used by Tenant and its concessionaires, officers and employees. Tenant shall not interfere with Landlord's other tenants' rights to use any part of the Common Areas. Landlord shall designate thirty-five (35) parking spaces for specific use by Tenant and Tenant's customers. Specifically, such spaces shall be designated on the site plan attached as Exhibit "A" of the Lease.

     C. Expense of Operating and Maintaining the Common Areas: The term "Operating Expenses" as used herein means the total cost and expense incurred by Landlord in operating and maintaining the Common Areas, including, without limitation, the following: (I) premiums for liability, rent and property insurance for the Shopping Center; (ii) real and personal property taxes assessed against the Shopping Center; (iii) landscaping, watering and gardening expense incurred in connection with the operation of the Shopping Center; (iv) the expense of maintenance, repair, painting and replacement of any part of or facility within the Shopping Center and all equipment used in connection therewith; (v) the expense of cleaning, striping, snow removal and lighting of the Common Areas; (vi) the expense of maintaining, repair and replacement and depreciation on machinery and equipment used in the maintenance and cleaning of the Common Ares and properly allocable thereto; (vii) the cost of police, fire protection, guard and security services; (viii) total compensation and benefits (including premiums for worker's compensation insurance) of all personnel employed by Landlord to operate, maintain and service the Common Areas; (ix) utility expense incurred in operating the Common Area; (x) any cost or expense incurred by Landlord in the contest of the amount of real and personal property taxes assessed against the Shopping Center; (xi) such other expenses reasonably incurred by Landlord in operating and maintaining the Common Areas in a first-class condition; and (xii) and a Administration equal to 15% of the foregoing cost. During each of the second (2nd) and third (3rd) Lease Years only, and subject to the exception for taxes and insurance (as described below), Landlord shall assure that Tenant's proportionate share of the Operating Expenses in each Lease Year shall not exceed As per Paragraph 36 Miscellaneous, Section O. Additional Provisions, E. CAM, Taxes And Insurance. In all events, however, Tenant acknowledges and agrees that Landlord has limited or no power to control charges for taxes and insurance applicable to the Premises. Accordingly, Landlord's agreement to provide certain maximum amounts to the Tenant's share of the Operating Expenses (also known as "CAM Charges") as provided in this paragraph shall not apply to any increases for taxes and insurance for the applicable Lease Year.

     D. Payment of Operating Expense: Tenant agrees to pay Landlord, as additional rent, in the manner hereinafter provided, Tenant's Share of the Operating Expenses; Tenant's Share thereof being the Operating Expenses multiplied by a fraction, the numerator of which is the number of square feet in the Premises and the denominator of which is the total number of square feet leasable to tenants of the Shopping Center.

     The additional rent agreed to be paid by Tenant to Landlord pursuant to this Lease shall be estimated by Landlord at the beginning of each Lease Year and paid monthly by Tenant to Landlord based upon the Operating Expenses for the preceding Lease Year; each such monthly payment to equal one-twelfth (1/12) of Tenant's proportionate share of the Operating Expenses for the preceding Lease Year. At the end of each Lease Year Landlord shall compute the Operating Expenses for such period of time and compute Tenant's proportionate share thereof. Having done so, Landlord shall invoice Tenant thereof, deducting therefrom the amount paid by Tenant during the preceding period of time. Should Tenant owe any additional sum as evidenced by such invoice, the amount thereof shall be paid to Landlord by Tenant within (10) ten days after receipt of such invoice by Tenant. Conversely, should the invoice reflect an overpayment by Tenant to Landlord during the preceding period, the amount of such overpayment shall be deducted from the next monthly payments due from Tenant to Landlord pursuant to this section. In addition, simultaneously with the giving of the above referenced invoice, Landlord shall advise Tenant of the estimated monthly amount due by Tenant to Landlord during the next twelve (12) months period.

     E. Square Footage: In measuring the number of square feet in the Premises and the total number of square feet leasable to tenants of the Shopping Center, all such measurements shall be from the exterior walls and store fronts, and the center line of party walls. In the event Landlord's actual field measurement of the Premises shall disclose a square foot area contained in the Premises at a variance with the square foot area stated in this Lease, Landlord may, at it's option, adjust the number of the Premises for purposes of this Lease. In making the determination as to the number of square feet from time to time leasable to tenants in the Shopping Center, such determination shall be made at the beginning of Lease Year throughout the term of this Lease.

9.  MAINTENANCE OF LEASE PREMISES:

     A. Maintenance by Landlord: Landlord shall keep or cause to be kept the foundations, roof and structural portions of walls of the Premises in good order, repair and condition except for damage thereto due to the acts or omissions of Tenants, its employees or invitees. Landlord shall commence required repairs as soon as reasonably practicable after receiving written notice from Tenant thereof. Except as provided in this Section, Landlord shall not be obligated to make repairs, replacements or improvements of any kind upon the Premises, or to any equipment, merchandise, stock in trade, facilities or fixtures therein, all of which shall be Tenant's responsibility.

     In all events, however, Tenant shall not be required to replace equipment categorized as capital items in accordance with generally accepted accounting principles such as HVAC units, provided that during the term of this Lease, Tenant shall in good faith diligently comply with its obligations to maintain such equipment and their appurtenances as provided in Section 9B of this Lease.

     B. Maintenance by Tenant: Tenant shall at all times keep the Premises (including all entrances and vestibules) and all partitions, window and window frames and moldings, glass doors, door openers, fixtures, equipment and appurtenances thereof (including lighting, heating, electrical, plumbing, ventilating, and air conditioning fixtures and systems and other mechanical equipment and appurtenances) and all parts of the Premises not required herein to be maintained by Landlord in good order, condition and repair and clean, orderly, sanitary and safe, damage by unavoidable casualty excepted, (including but not limited to doing such things as are necessary to cause the Premises to comply with applicable laws, ordinances, rules, regulations and orders or governmental and public bodies and agencies. If replacement of equipment, fixtures and appurtenances thereto are necessary, Tenant shall replace the same with equipment, fixtures and appurtenances of the same quality, and repair all damages done in or by such replacement. If Tenant fails to perform work resulting from Tenant's acts, actions or omissions and add the cost of the same to the next installment of Minimum Monthly Rent due hereunder. Landlord shall warrant the HVAC, mechanical, major electrical and plumbing for a period of sixty (60) days after possession.

     C. Surrender of Premises: At the expiration of the tenancy hereby created, Tenant shall surrender the Premises in the same condition as they were in on the Commencement Date, reasonable wear and tear and damage by unavoidable casualty excepted, and deliver all keys for, and all combinations on locks, safes and vaults in, the Premises to Landlord at Landlord's Notice Address.

     D. Maintenance Contract: Tenant agrees that immediately upon taking possession of the Premises to enter into a valid standard maintenance contract for the routine and regular maintenance of all heating and air conditioning equipment, said contract to be at the sole expense of the Tenant and will be renewed annually during the entire term of the Lease or any renewals or extensions thereof. Tenant shall be responsible for repairs as well as maintenance of said equipment.

     E. Fire Extinguishers: Tenant agrees to supply and maintain at its own expense any fire extinguishers, or other fire prevention equipment required by laws, rules, orders, ordinances, and regulations of any city, county, or state in which the Premises are located, and/or required by any underwriters association, bureau, or any other similar body have jurisdiction involving said Premises.

10. SIGNS, AWNINGS, CANOPIES, FIXTURES ALTERATIONS, ROOF AND WALLS:

     A. Fixtures: All fixtures installed by Tenant shall be new or completely reconditioned.

     B. Removal and Restoration by Tenant: All alterations, changes and additions and all improvements, including leasehold improvements, made by Tenant, or made by Landlord on Tenant's behalf, whether part of Tenant's Work or not and whether or not paid for wholly or in part by Landlord, shall remain Tenant's property for the Lease Term. Any alterations, changes, additions and improvements shall immediately upon the termination of this Lease become Landlord's property, be considered part of the Premises, and not be removed at or prior to the end of the Lease Term without Landlord's written consent unless Landlord requests Tenant to remove same. If Tenant fails to remove any shelving, decoration, equipment, trade fixtures and personal property then Tenant shall repair or pay for the repair of any damage done to the Premises resulting from removing the same.

     C. Tenant Shall Discharge All Liens: Tenant's shall promptly pay all contractors and materialman, and not permit or suffer any lien to attach to the Shopping Center or any part thereof, and shall and does hereby indemnify and save harmless Landlord against the same. Landlord shall have the right to require Tenant to furnish a bond or other indemnity satisfactory to Landlord prior to the commencement of any work by the Tenant on the Premises, or if any lien attaches or is claimed, to require such bond or indemnity in addition to all other remedies.

     D. Signs, Awnings, and Canopies: Tenant will not place any exterior door window or any wall of the Premises or otherwise, any sign, awning, canopy, advertising matter, decoration, lettering or other things of any kind which do not comply with the Sign Criteria set forth in Exhibit "B" attached hereto.

     E. Roof and Walls: Landlord shall have the exclusive right to use all or part of the roof, side and rear walls of the Premises for any purpose, including but not limited to erecting signs or other structures on or over any part of the same, erecting scaffolds and other aids to the construction and installations of the same, and installing, maintaining, using, repairing and replacing pipes, ducts, conduit and wires leading through, to or from the Premises and serving other parts of the Shopping Center in locations which do not materially interfere with Tenant's uses of the Premises. Tenant shall have no right whatsoever to the exterior of exterior walls or the roof of the Premises or any portion of the Shopping Center outside the Premises except as provided in Section, hereof.

     11. REAL ESTATES TAX: Landlord shall promptly pay all taxes commonly called real estate taxes levied upon, or assessed against the Shopping Center of which the Premises are a part during the term of this Lease; the amounts so paid being an Operating Expense.

     12. PERSONAL PROPERTY TAXES: During the term of this lease Tenant shall pay prior to delinquency all taxes assessed against and levied upon fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises.

     13. UTILITIES: Tenant agrees to pay before delinquency all charges for gas, heat, power, electricity, telephone, charges and all other utility charges including hook up or connection fees or charges which may accrue with respect to the Premises during the term of this Lease whether the same be charged or assessed at flat rates, measured by separate meters or prorated by the utility company or Landlord. Landlord shall in no event be liable to Tenant for any interruption in the service of any such utilities to the Premises, howsoever such interruption may be caused; and this Lease shall continue in full force and effect despite any such interruptions.

     14. INSURANCE:

         A. Landlord's Obligations: Landlord shall procure and maintain at its own expense during the term of this Lease such fire and extended coverage insurance on the buildings in Shopping Center as Landlord deems appropriate; the expense thereof being Operating Expense.

         B. Tenant's Obligations:

                  (I) Tenant will, during the full term of this Lease or any renewal or extension thereof, carry in a standard company full coverage insurance on all plate glass in the Premises and cause same to be replaced if chipped, cracked or broken; said insurance policy or certificate from Tenant's insurance company to be deposited with Landlord or his agent, and such policy shall provide that it shall not be canceled for any reason unless and until Landlord or his agent is given fifteen (15) days notice in writing by the insurance company.

                  (ii) Tenant's will, during the full term of this agreement or any renewal or extension thereof, carry in a standard company, for the protection of himself and Landlord, public liability insurance with limits of at least Five Hundred Thousand Dollars ($500,000.00) and property damage per occurrence insurance with minimum limits of Fifty Thousand Dollars ($50,000.00); said insurance policy or certificate from Tenant's insurance company to be deposited with Landlord or his agent, and such policy shall provide that it shall not be canceled for any reason unless and until Landlord or his agent is given fifteen (15) days' notice in writing by the insurance company.

                  (iii) Tenant also agrees to carry insurance against fire and such other risks as are from time to time included in standard Extended Coverage insurance, for the full insurable value, covering all of Tenant's's merchandise, trade fixtures, furnishings, wall coverings, floor coverings, carpeting, drapes, equipment and all items of personal property of Tenant located on or within the Premises. Tenant will provide Landlord with copies of the polices or certificates evidencing that such insurance is in full force and effect and stating the terms thereof.

     C. Mutual Waiver of Subrogation Rights: Landlord and Tenant and all parties claiming under them mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance or in connection with property on or activities conducted on the Premises, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release shall not operate in any case where the effects is to invalidate the cost of such insurance coverage (provided, that in the case of increased cost, the other party shall have right, within thirty (30) days written notice, to pay such increases cost, thereby keeping such release and waiver in full force and effect).

     D. WAIVER: Landlord, its agents and employees, shall not be liable for, and Tenant waives all claims for damage including but not limited to consequential damages, to person, property or otherwise, sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon any part of the Shopping Center including, but no limited to, claims for damages resulting from: (a) any equipment or appurtenances becoming out of repair: (b) Landlord's failure to keep any part of the Shopping Center in repair; (C) injury done or caused by wind, water, or other natural elements; (d) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water, and steam pipes, stairs, porches railings or walks; (e) broken glass; (f) the backing up of any sewer pipe or downspout; (g) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about such buildings on the Premises; (h) the escaped of steam or hot water; (I) water, snow or ice upon the Premises; (j) the falling of any fixture, plaster or stucco; (k) damage to or loss by theft or otherwise of property of Tenant's or other; (l) acts or omissions of persons in the Premises, other tenants in the Shopping Center, occupants of nearby properties, or any other persons; and (m) any act or omission of owners or adjacent or contiguous property, or of Landlord, its agents or employees. Tenant's agreement to waive all such claims as set forth in this Section shall not apply in the event that any such claims arise due to Landlord's gross negligence or willful misconduct. All property of Tenant kept in the Premises shall be so kept at Tenant's risk only and Tenant's shall save Landlord harmless from claims arising out of damage to the same, including subrogation claims by Tenant's insurance carrier.

     15. RIGHT OF ENTRY: Landlord, its agents and employees shall have the right to enter the Premises from time to time at reasonable times to examine, show them prospective purchasers, and other persons, and make such repairs, alterations, improvements or additions as Landlord deems desirable. Rent shall in no wise abate while any such repairs, alterations, improvements, or additions are being made. During the last six (6) months of the Lease Term, Landlord may exhibit the Premises to prospective tenants ans maintain upon the Premises notices deemed advisable by Landlord. In addition, during any apparent emergency, Landlord or its agents may enter the Premises forcibly without liability therefor and without in any manner affecting Tenant's obligations under this Lease. Nothing herein contained, however, shall be deemed to impose upon Landlord any obligation, responsibility or liability whatsoever, for any care, maintenance or repair except as otherwise herein expressly provided.

     16. INDEMNIFICATION: Tenant shall indemnify and save harmless Landlord from against any and all liability, liens, claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions and causes of action of any and every kind and nature arising or growing out of or in any way connected with Tenant's use, occupancy, management or control of the Premises or Tenant's operations, conduct or activities in the Shopping Center. The provisions regarding Tenant's indemnifications to Landlord shall not apply in the event that any such obligations for indemnification arise due to Landlord's gros negligence or willful misconduct.

     17. SUBORDINATION: The Lease shall be prior, senior and superior at all time s to the lien of any first mortgage and mortgages which now or hereafter are a lien upon any part of the Total Tract. However, upon Landlord's request, Tenant will subordinate its rights hereunder to the liens of any mortgages or any liens resulting from any method of financing or refinancing (hereinafter collectively referred to as "mortgage") now and hereafter existing against all or part of Total Tract ( as set out Exhibit "A" hereinbefore), and to all renewals, modifications, replacements, consolidations and extensions thereof, and shall execute and deliver all documents requested by a mortgage or security holder to effect such subordination, provided the mortgage or security holder agrees in writing that if Landlord defaults under the mortgage, said mortgage or security holder shall not disturb Tenant's possession while Tenant is not in default hereunder.

     18. DAMAGE AND DESTRUCTION:

     A. Damage to Premises: If the Premises hereafter damaged or destroyed or rendered partially untenable for their accustomed use by fire or other casualty insured under the coverage which Landlord is obligated to carry hereunder, Landlord shall promptly repair the same to substantially the condition which they were in immediately prior to the happenings of such casualty (excluding stock in trade, fixtures, furniture, carpeting, floor coverings, drapes and equipment), and from the date of such casualty until the Premises are so repaired and restored, the Minimum Monthly Rent payments hereunder shall abate in such proportion as the part of said Premises thus destroyed or rendered untenable bears to the total Premises PROVIDED, HOWEVER, that Landlord shall not be obligated to repair and restore if such casualty is caused directly or indirectly by the negligence of a Tenant, its agents, and employees; and PROVIDED, FURTHER, that Landlord shall not be obligated to expend for such repair or restoration an amount in excess of the insurance proceeds recovered and made available to Landlord as a result of such damages, and PROVIDED, FURTHER, that if the Premises be damaged, destroyed or rendered untenable for their accustomed uses by fire other casualty to the extent of more that 50% of the cost to replace the Premises during the last two years of the term of this Lease, then Landlord shall have the right to terminate this Lease effective as of the date of such casualty by giving to Tenant, within sixty (60) days after happening of such casualty, written notice of such termination. If such notice be given, this Lease shall terminate and Landlord shall promptly repay to Tenant any rent thereto fore paid in advance which was not earned at the date of such casualty. If said notice is not given and Landlord is required or elects to repair or restore the Premises as herein provided, then Tenant shall promptly repair or replace its stock in trade, fixtures, furnishings, furniture, carpeting, wall covering, floor covering, drapes and equipment to the same condition as they wherein immediately prior to the casualty, and if Tenant has closed its business, Tenant shall promptly reopen for business upon the completion of such repairs.

19.  EMINENT DOMAIN:

     A. Eminent Domain: If ten percent (10%) or more of the Premises or 15% or more of the Shopping Center shall be under threat of condemnation or condemned by right of eminent domain for any public or quasi public use or purpose, the Landlord at its election may terminate this Lease by giving notice to Tenant of its election, and in such event rentals shall be apportioned and adjusted as of the date of termination. If the Lease shall not be terminated as aforesaid, then it shall continue in full force and effect, and Landlord shall within a reasonable time after possession is physically taken (subject to delays due to shortage of labor, materials or equipment, labor difficulties, breakdown or equipment, government restrictions, fires, other casualties or other causes beyond the reasonable control of Landlord) repair or rebuild what remains of the Premises for Tenant's occupancy, provided, however, Landlord shall have no obligation to expend in excess of funds secured in relation to threat of condemnation or condemnations; and a just proportion to the Minimum Monthly Rental shall be abated, according to the nature and extent of the injury to the Premises until such repairs and rebuilding are completed, and thereafter for the balance of the Lease Term.

     B. Damages: Landlord reserves and Tenant assigns Landlord, all rights to damages on account of any taking or condemnation or any act of any public or quasi pubic authority for which damages are payable. Tenant shall execute such instruments of assignment as Landlord requires, join with Landlord in any action for the recovery of damages, if requested by Landlord, and turn over to Landlord any damages recovered in any proceeding. If Tenant fails to execute instruments required by Landlord, or undertake such other steps as requested, Landlord shall be deemed the duly authorized irrevocable agent and attorney-in-fact of Tenant to execute such instruments and undertake such steps on behalf of Tenant. However, Landlord does not reserve any damages payable for trade fixtures installed by Tenant as its own cost which are not part of the realty.

    20. ASSIGNMENT AND SUBLETTING: Lessee shall not assign this Lease or any interest therein whether voluntarily, by operation of law, or otherwise and shall not sublet the Premises or any part thereof, except by written permission and consent of Landlord being first hand and obtained. Consent of Landlord to any such assignment shall not be unreasonably withheld if: (I) At the time of such assignment or transfer Tenant is not in default in the performance and observance of any of the covenants and conditions of this Lease; (ii) The assignee or subtenant or Tenant shall expressly assume in writing all of Tenant's obligations hereunder; (iii) Tenant shall provide proof to Landlord that the assignee or subtenant has a financial condition which is satisfactory to landlord and Landlord's lender and (iv) The Premises continue to be used solely for the purposes set forth in Paragraph 7A and the assignee or subtenant is, in Landlord's opinion, capable of operating such business. In connection with any such assignment or sublease, Tenant or the assignee of Tenant shall pay to Landlord a fee of $250.00 for legal and administrative costs incurred by Landlord.

         Any such subleasing or assignment, even with the approval of Landlord shall not relieve Tenant or any Guarantor from liability for payment of all forms of rental and other charges herein provided or from the obligations to keep and be bound by the terms, conditions and covenants of this Lease. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease, or a consent in the assignment or subletting of the Premises. Consent to any assignment or subletting shall not be deemed a consent to any further assignment or subletting. Any merger, consolidation or transfer of corporate shares of Tenant, if Tenant is a corporation, so as to result in a change in the present voting control of the Tenant's by the person or persons owning a majority of said corporate shares on the date of this Lease, shall constitute an assignment and be subject to the conditions of this paragraph.

     21. LANDLORD'S PERFORMANCE FOR ACCOUNT OF TENANT: If the Tenant shall continue in default in the performance of any of the covenants or agreements herein contained after the time limit for the curing thereof, then Landlord may perform the same for the account of Tenant. Any amount paid or expense or liability incurred by Landlord in the performance of any such matter for the account of Tenant shall be deemed to be additional rent and the same (together with interest thereon at the maximum rate permitted by law from the date upon which any such expense shall have been incurred) may, at the option of Landlord, be added to any rent then due or thereafter falling due hereunder.

     22. DEFAULT BY TENANT:

     A. Right to Re-Enter: The following shall be considered for all purposes to be defaults under and breaches of this Lease: (a) any failure Tenant to pay rent or other amount when due hereunder; (b) any failure by Tenant to perform or observe any other of the terms, provisions, conditions and covenants of this Lease for more than ten (10) days after written notice of such failure; (C) Landlord determining that Tenant had submitted any false report required to be furnished hereunder; (d) Tenant shall do anything upon or in connection with the Premises or the construction of any part thereof which directly or indirectly interferes in any way with, or results in a work stoppage in connection with, construction of any part of the Shopping Center or any other tenant's spaces;
(e) Tenant shall become bankrupt or insolvent or file or have filed against it a petition in bankruptcy or for reorganization or arrangement or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or Tenant makes an assignment for the benefit of creditors; (f) if Tenant abandons or vacates or does not do business in the Premises for ten (10) days, or (g) this Lease or Tenant's interest herein or in the premises or any improvements thereon or any property of Tenant are executed upon or attached; or
(h) the Premises comes into the hands of any person other than expressly permitted under this Lease. In any such event, and without grace period, demand or notice, except as herein provided ( the same being hereby waived by Tenant), Landlord, in addition to all other rights or remedies it may have, shall have the right thereupon or at any time thereafter to terminate this Lease by giving notice to Tenant stating the date upon which such termination shall be effective, and shall have the right, either before or after any such termination, to re-enter and take possession of the Premises, remove all persons and property from the Premises and store such property at Tenant's's expense, all without notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby. Nothing herein shall be construed to require Landlord to give notice before exercising any of its rights and remedies provided for in this Lease.

     B. Right to Relet: If Landlord re-enters as above provided, or if Landlord takes possession pursuant to legal proceedings or otherwise, Landlord may ether terminate this Lease or Landlord may, from time to time, without terminating this Lease, make such alterations and repairs as it deems advisable to relet the premises, and relet the Premises or any part thereof for such term or terms (which may extend beyond the Lease Term) and at such rentals and upon such other terms and conditions as Landlord in its sole discretion deems advisable. Upon each such reletting all rentals received by Landlord therefrom shall be applied, first, to any indebtedness other than rent due hereunder from Tenant of Landlord; second, to pay any costs and expenses of reletting, including brokers and attorneys' fees and costs of alterations and repairs; third, to rent due hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as it becomes due hereunder.

     If rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall immediately pay any such deficiency to Landlord. No re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless a written notice of such termination is given by Landlord.

     Notwithstanding any such reletting without termination, Landlord may at any time thereafter terminate this Lease for any prior breach or default. If Landlord terminates this Lease for any breach, in addition to any other remedies Landlord may have, Landlord may recover from Tenant all damages incurred by reason of such breach or default, including all costs of retaking the Premises and including the excess, if any, of the total rent and charges reserved in this Lease for the remainder of the Lease Term over the then reasonable rental value of the Premises for the remainder of the Lease Term all of which shall be immediately due and payable by Tenant to Landlord. In determining the rent payable by Tenant hereunder subsequent to default, the Minimum Monthly Rental for each month of the unexpired portion of the Lease Term shall have equal the average Minimum Monthly Rental paid during each Lease Year which Tenant was obligated to pay from the commencement of the Lease Term to the time of default, or during the preceding One (1) full calendar years, whichever period is shorter.

     Notwithstanding the provisions of the Texas Property Code, upon the occurrence of an event of default under the Lease, Landlord shall be entitled to change locks at the Premises. Tenant agrees that entry may be granted for that purpose through use of a duplicate or master key or any other means, that the same may be conducted out of the presence of Tenant if Landlord so elects, that no notice shall be required to be posted by the Landlord on any door to the Premises (or elsewhere) disclosing the reason for such action or any other further information, and that Landlord shall not be obligated to provide a key to the changed lock to Tenant unless Tenant shall have first: (a) brought current all payments due to Landlord under this Lease, provided, however, that if Landlord has thereforeto formally and permanently repossessed the Premises, or has terminated this Lease, then Landlord shall be under no obligation to provide a key to the new lock(s) to Tenants regardless of Tenant's payment of past-due amounts, damages, or any other payments or amounts of any nature or kind whatsoever; (b) fully cured and remedied to Landlord's satisfaction all other defaults of Tenant under this Lease (but if such defaults are not subject to cure, such as early abandonment or vacation of the Premises, the Landlord shall not be obligated to provide the new key to Tenant under any circumstance), and (c) given Landlord security and assurance satisfactory to Landlord that Tenant intends to and is able to meet and comply with its future obligations under this Lease, both monetary and nonmonetary.

     In the event Landlord is ever required by law to mitigate damages due to Tenant's default, the placement of a sign upon the Premises advertising the Premises for lease shall deemed to satisfy any obligation of Landlord to mitigate its damages.

     C. Counterclaim: If Landlord commences any proceedings for non-payment of rent, Minimum Monthly Rent, Percentage Rent or additional rent Tenant will not interpose any counterclaim of any nature or description of proceedings. This shall not, however, be construed as a waiver if Tenant's's right to assert such claims in a separate action brought by Tenant. The covenants to pay rent and other amount hereunder are independent covenants and Tenant shall have no right to hold back, offset or fail to pay any such amounts for default by Landlord or any other reason whatsoever.

     D. Waiver of Rights of Redemption: To the extent permitted by law, Tenant waives any and all rights of redemption granted by or under any present or future laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant's default hereunder or otherwise.

     E. To secure the performance of Tenant's obligations under this Lease, Tenant, as Debtor, and referred to in this paragraph as "Debtor", hereby grants Landlord, as "Secured Party", a security interest in and an express contractual lien upon all Debtor's equipment, furniture, furnishings, appliance, goods, trade fixtures, inventory, chattels, and other personal property of Debtor which is now on the Premises or which is placed on the Premises at some later date, and all proceeds from such items. This property shall not be removed from the Premises without consent of Secured Party until all arrearages in rent and all other sums of money being due to Secured Party under this Lease have been paid and discharged, and all covenants, agreements, and conditions of this Lease have been fully complied with and performed by Debtor. Secured Party is authorized and Debtor hereby irrevocably and throughout the term of this Lease (and any extensions or renewals thereof) appoints Secured Party as its attorney-in-fact to prepare and file financing statements signed only by Secured Party as attorney-in-fact on behalf of Debtor covering the security described above; moreover, Debtor agrees to sign the same upon request. Notwithstanding the foregoing, Secured Party is hereby authorized to file a duplicate original or Xerox copy of this Lease as a financing statement with the Office of the Secretary of State and with the appropriate county clerk's office for the county where the Premises are located, as appropriate. Upon default under this Lease by Debtor, any or all of Debtor's obligations to Secured Party secured hereby shall, at Secured Party's option, be immediately due and payable without notice or demand. In addition to all rights or remedies of Secured Party under this Lease and the law, including the right to a judicial or nonjudicial foreclosure, Secured Party shall have the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the State of Texas. This security interest hereby created shall survive the termination of this Lease if such termination results from Debtor's default. The above-described security interest and lien are in addition to and cumulative of the Landlord's lien provided by the laws of the State of Texas. In the event Landlord sell Tenant's's property at a judicial or nonjudicial foreclosure sale, tenant hereby expressly consents to and gives Landlord the authority to bid on and purchase all or a portion of Tenant's property at such sale. Provided, however, Landlord shall subordinate its Landlord's lien on any of Tenant's personal property located on the Premises (whether statutory or contractual) to any UCC liens granted to any bona fide third party lender of the Tenant.

23. DEFAULT BY LANDLORD: Landlord shall in no event be charged with default in any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time is as reasonably required to correct any such default) after written notice to Landlord by Tenant, specifically describing such failure.

25. APPLICATION OF PAYMENTS RECEIVED FROM TENANT: Landlord shall have the right to apply any payments made by Tenant to the satisfaction of any debt or obligation of Tenant of Landlord according to Landlord's sole discretion and regardless of the instructions of Tenant as to application of any such sum, whether such instructions be endorsed upon Tenant's checks or otherwise, unless otherwise agreed upon by both parties in writing. The acceptance by Landlord of a check or checks drawn by others than Tenant shall in no ways affect Tenant's liability hereunder nor shall it be deemed an approval of any assignment of this Lease by Tenant.

     26. Environmental Issues.

     26.1 No Hazardous Materials. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises or the Center by Tenant, its agents, employees, contractors or invitees without the prior written consent of Landlord, which Landlord shall not unreasonably withhold provided Tenant demonstrates to Landlord's satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises or the Center.

     26.2 Indemnification. In addition to, and without limitation on the general indemnity obligations of Tenant under this Lease, Tenant specifically agrees that it shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, the Center or neighboring properties, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, and sums paid in settlement of claims, attorney's fees, consultant fees and expert fees) which arise during or after the lease term as a result of any breach by Tenant of its obligations under this Paragraph 36 or any contamination of the Premises, the Center or neighboring properties resulting from the presence of Hazardous Materials on or about the Premises caused or permitted by Tenant, its agents, employees, contractors or invitees.

     This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present on or in the Premises, the Center or neighboring properties. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises, Center or neighboring properties caused or permitted by Tenant, its agents, employees, contractors or invitees results in any contamination of the Premises, Center or neighboring properties, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises, Center or neighboring properties to the condition existing prior to the introduction of any such Hazardous Material to the Premises, Center or neighboring properties provided that Landlord's approval of such actions shall first be obtained. Tenant further agrees to defend Landlord, its agents, employees, and assigns in any administrative or judicial proceeding commenced by private individuals or governmental entities seeking recovery of damages for personal injury or property damage, or recovery of civil penalties or fines arising out of, connected with, or relating to any breach by Tenant of its obligations under this Paragraph 36 or any contamination of the Premises, the Center or neighboring properties resulting from the presence of hazardous Materials on or about the Premises, the Center or neighboring properties caused or permitted by Tenant, its agents, employees, contractors or invitees. 'The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

     26.3 Hazardous Material. As used herein, the term "Hazardous Material" means any pollutant, toxic substance, regulated substance, hazardous waste, hazardous material, hazardous substance, oil, hydrocarbon, asbestos or similar item as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, the Federal Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Federal Water Pollution Control Act, as amended, the Texas Water Code, as amended, the Texas Solid Waste Disposal Act, as amended, or any other federal, state or local environmental or health and safety related, constitutional provisions, law, regulation, ordinance, rule, or bylaw, whether existing as of the date hereof, previously enforced or subsequently enacted (collectively the "Environmental Laws").

     26.4 Notice of Certain Events. Tenant shall immediately advise Landlord in writing of (a) any governmental or regulatory actions instituted or threatened under any Environmental Law affecting the Tenant or the Premises, (b) all claims made or threatened by any third party against Tenant or the Premises or the Center relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials, (C) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that could cause the Premises or the Center to be classified in a manner which may support a claim under any Environmental Law, and (d) the discovery of any occurrence or condition on the Premises or the Center or any real property adjoining or in the vicinity of the Premises or the Center which could subject Tenant, the Premises or the Center to any restrictions in ownership, occupancy, transferability or use of the Premises under any
Environmental Law. Landlord may elect to join and participate in any settlements, remedial actions, legal proceedings or other actions initiated in connection with any claims under any Environmental Law and to have its reasonable attorney's fees paid by Tenant. At its sole cost and expense, Tenant agrees when applicable or upon request of Landlord to promptly and completely cure and remedy every violation of an Environmental Law caused by Tenant, its agents, employees, contractors or invitees.

     27. NOTICES: All notices required to be given hereunder shall be in writing, and if intended for the Landlord, shall be served upon an officer or upon its agent, or shall be mailed by registered mail, postage paid, to the principal place of business of the Landlord at: 3800 N. Mesa Suite D-2 El Paso, Texas 79902 or if intended for the Tenant, shall be served upon one of the officers of Tenant personally, or shall be mailed by registered mail, postage paid, to the principal place of business of said Tenant at: 3800 N. Mesa Suite B-1 El Paso, Texas 79902. Either party shall have the right to change its principal office by service by registered mail, of such change.

     28. SALE OF PREMISES BY LANDLORD: In the event of any sale of the Premises by Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or delivered from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

     29. ATTORNEY'S FEES: In the event the Landlord finds it necessary to retain an attorney in connection with the default by the Tenant in any of the agreement or covenants contained in this Lease, Tenant shall pay reasonable attorney's fees to said attorney.

     In the event of any litigation regarding this Lease, the losing party shall pay to the prevailing party's reasonable attorneys' fees.

     30. TITLE OF SHOPPING CENTER:. Tenant's shall not have or acquire any interest in the name of the Shopping Center. Landlord reserves the right to change the name, title or address of the Shopping Center or the address of the Premises at any time, and Tenant waives all claims for damages caused by such change.

     31. WAIVER: No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such a right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent rent shall not constitute a waiver of any other default; it shall constitute only a waiver or timely payment for the particular rent payment involved. No act or conduct of Landlord, including without limitations, the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

     32. SHORT FORM OF LEASE RECORDING: The parties hereto agree that at or prior to commencement of the term they will execute, acknowledge, and deliver a short form of Lease to the end that the same may be recorded among the Land Records of the City or County in which the Premises is located. Recording charges and any stamp or like tax shall be paid by Tenant. Prior approval of recording must be obtained from Landlord.

     33. SECURITY DEPOSIT: Landlord hereby acknowledges receipt from Tenant of the sum of Nine Thousand Eight Hundred and Eighty (dollars) ($ 9,880.00 ), to be held as collateral security or the payments of any rentals and any other sums of money for which Tenant shall become liable to Landlord under this Lease, and for the faithful performance by Tenant of all other covenants and agreements made herein; said deposit is acknowledged as being the first and last month's Minimum Monthly Rental due under this Lease.

     34. HOLDING OVER AND SUCCESSORS:

                  A. Holding Over: If Tenant holds over of occupies the Premises beyond the Lease Term (it being agreed there shall be no such holding over or occupancy without Landlord's written consent), Tenant shall pay Landlord for each day of such holding over a sum equal to 1.25 times the Minimum Monthly rental prorated for the number of days of such holding over. If Tenant holds over with or without Landlord's written consent Tenant shall occupy the Premises on an tenancy from month to month and all other terms and provisions of this Lease shall be applicable to such period.

                  B. Successors: All rights and liabilities herein given to or imposed upon the respective parties hereto shall bind and insure to the several respective heirs, successors, administrators, executors ans assigns of the parties and if Tenant is more than one person, they shall be bound jointly and severally by this Lease. No rights, however, shall insure to the benefit of the assignee of Tenant unless the assignment was approved by Landlord in writing.

     35. BROKERS OR FINDERS: Landlord has engaged CB Commercial/Southern Boarder Partners ("CB") as its broker regarding the negotiation and execution of this Lease. Landlord shall be fully responsible and shall pay all fees and other expenses owing CB in connection with the transaction contemplated by this Lease. Accordingly, Landlord shall indemnify Tenant for any claims for brokerage fees or other compensation or reimbursements made by CB in connection with the transactions contemplated by this Lease. Other than Landlord's engagement of CB as described above, each party represents and warrants to the other that it has engaged no broker or finder and that no claims for brokerage commissions or finders fees will arise in connection with the execution of this Lease and each party agrees to indemnify the other against, and hold it harmless from any liability or expense (including attorney's fees) arising from such claim.

                  Each party represents and warrants other than the Brokers named herein, to the other that it has engaged no Broker or Finder and that no claims for brokerage commissions or finders' fees will arise in connection with the execution of this Lease and each party agrees to indemnify the other against, and hold it harmless from any liability or expense (including attorney's's fees) arising from such claim.

    36. MISCELLANEOUS:

                  A. Successors: The covenants hereby contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties hereto shall jointly and severally liable hereunder.

                  B. Partial Invalidity: If any term, covenant, condition or provision of this Lease is held by a Court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

                  C. Captions: The various headings and numbers herein and the grouping of the provisions of this Lease into paragraphs are for the purpose of convenience only and shall not be considered a part hereof.

                  D. Gender; Number: As used in this Lease whenever required by the context hereof, each number, both singular and plural, shall include all numbers, and each gender shall include all genders.

                  E. Applicable Laws: This Lease shall be governed by the law of the Great State of Texas.

                  F.  Time: Time is of the essence of this Lease.

                  G. Joint and Several Liability: If Tenant is a partnership or other business organization the members of which as subject to personal liability, the liability of each such member shall be deemed to be joint and several.

                  H. Limitation of Liability: Anything to the contrary herein contained, notwithstanding, there shall be absolutely no personal liability on persons, firms or entitles who constitute Landlord with respect to any of the terms, covenants, conditions, and provisions of this Lease, and Tenant shall look solely to the interest of Landlord, its successors and assigns, in the Total Tract for the satisfaction of each and every remedy of Tenant in the event of default by Landlord hereunder; such exculpation of personal liability is absolute and without any exception whatsoever.

                  I. Mortgagee's's Approval: If any mortgagee of the Shopping Center requires any modifications of the terms and provisions of this Lease as a condition to such financing as Landlord may desire, then, Landlord shall have the right to cancel this Lease if Tenant fails or refuses to approve and execute such modification(s) within thirty (30) days after Landlord's request therefore, provided said request is made at least thirty (30) days prior to delivery of possession. Upon such cancellation by Landlord, this Lease shall be null and void and neither party shall have any liability either for damages or otherwise to the other by reason of such cancellation. In no event, however, shall Tenant be required to agree, and Landlord shall not have any right of cancellation for Tenant's refusal to agree, to any modification of the provisions of this Lease relating to: the amount of rent or other charges reserved herein; the size and/or location of the Premises; the duration and/or commencement date of the term; or reducing the improvements to be made by Landlord to the Premises prior to delivery of possession.

                  J. Accord and Satisfaction: Landlord is entitled to accept, receive and cash or deposit any payment made by Tenant for any reason, purpose or in any amount whatsoever, and apply the same at Landlord's option to any obligation of endorsement or statement on any check or letter of Tenant shall be deemed an accord ans satisfaction or otherwise recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord's right to recover any and al amounts owed by Tenant hereunder and the Landlord's right to pursue any other viable remedy.

                  K. Entire Agreement: There are no representations, covenants, warranties, promises, agreements, conditions or undertakings, oral or written between Landlord and Tenant other than herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, charge or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by them.

                  L. No Partnership: Landlord does not, in any way or for any purpose, become a partner, employer, principal, master, agent or joint venturer of or with any Tenant.

                  M. Force Majeure: If either party hereto shall be delayed or hindered in or prevented from performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure material, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of the like nature not eh fault of the party delayed in performing work or doing acts required under this Lease, the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Tenant shall not be excused from any obligations for payment of rent, percentage rent, additional rent or any other payments required by the terms of the Lease when same are due, and all such amount shall be paid when due.

                  N. Submission of Lease: Submission of Lease to tenant does not constitute an offer to lease; this Lease shall become effective only upon execution ans delivery thereof by Landlord and Tenant. Upon execution of this Lease by Tenant, Landlord is granted ans irrevocable option for sixty (60) days to execute this Lease within said period and thereafter return a fully executed copy to Tenant. The effective date of this Lease shall be the date filled in on Page 1 hereof by Landlord which shall be the date of execution by the last of the parties to execute Lease.

     O. ADDITIONAL PROVISIONS:

Lessee agrees to furnish upon execution as a condition of this Lease agreement, as may be required by Lessor or any financial institutions connected with the financing of University Hill Plaza, any or all of the following information:

     A. Copy of Lessee's financial statement:

     B. A company history report:

     C. Corporate Tax I.D. number:

     D. Social Security Number - to be used to obtain Lessee's credit history

                  Lessee hereby by consents to any individual or corporate credit checks which may be required by Lessor or any financial institutions connected with the financing of University Hill Plaza.

     E. CAM, Taxes and Insurance: All Taxes, Insurance, and Common Area Maintenance shall not exceed $1,480.00 per month, for years one (1), two (2) and three (3) only.


     F. Other: Base Rent $8,400.00

               Total $9,880.00

     G. Early Termination: After the third (3rd) Lease Year, Tenant by giving Landlord one hundred and eighty (180)days notice may terminate Lease by paying Landlord one hundred and eighty (180) days of Rent monthly. Tenant shall have option to remain occupying space for three (3) months after written notice in addition to any Base Rent or Additional Rent.

     H. Improvements: The following improvements shall be made by Landlord with the budget below and Tenant shall pay Landlord the sum of $637.50 per month for thirty-six (36) months as a contribution to said improvements:

     Budget: Partitioning $5,500.00 Restrooms Addition 14,000.00 Dock Ramp (enlargement) 1,500.00 Rear Storage(enlargement) 2,500.00 Floor Covering 5,000.00 Total $31,500.00 The specific manner in which the Landlord's improvements shall be completed (including, but not limited to, specific placement and number of outlets, and specific layout of wiring, lighting, and ventilation) shall be determined by Landlord's and Tenant's written agreement to the specific build-out plans for the Premises.


IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Lease as of the day and year first above written.

(LANDLORD):

BY:

(TENANT):

(INDIVIDUALS):

CORPORATION:

BY:

                 EXHIBIT B. UNIVERSITY HILL PLAZA SIGN CRITERIA


The Tenant agrees to abide by the following Sign Criteria/Graphics

1. Tenant's shall provide and use high quality, creative, innovative signs placed upon the fascia of the front elevation of the Shopping Center over Tenant's Store Front Area. Signage and graphics shall not be permitted on outer face of exterior walls, columns, roof or any other surface other than the fascia.

2. Tenant shall not be permitted to employ detached signs of any kind, exterior attraction boards or changeable letter signs; flashing or oscillating signs; smoke emitting designs; moving lights or variable light intensities; unedged or uncapped letters; exposed fastenings, cans, ballast boxers or transformers.

3. Signs/graphics shall be individual, dimensional letters in a script or print style; panel signs shall not be permitted. No portion of the sign shall be closer than 12" from the bottom of the fascia or closer than 28" from the top of the fascia. All signs and graphics shall be in the 36" area in-between these clearances with no individual letter taller than 24" . The major portion or most prominent portion of the sign shall be back lighted internally from a concealed source.

4. Signs/graphics are to be individual letters, neon-illuminated with plastic faces trimmed with 1/2" trim cap. Construction shall be 24 gauge sheet metal fillers, painted opaque bronze using P.K housings, and attached to the fascia in a manner to conceal all fittings, wiring, and connections. The face plastic shall be transparent bronze #2412 over translucent white #7138. All edges, sides and returns shall be opaque bronze, or such color as Landlord and Tenant agree upon.

5. All signs, placards, graphics, advertising matter etc., exposed to the exterior of the building are subject to approval by Landlord. The sizes, designs, color, materials, specific location, content, type of construction, installation, method of mounting and illuminating of any design/sign/graphic shall be subject to the Landlord's approval. Submit 2 sets of shop drawings of all designs for signs/graphics clearly indicating all of the above information to Landlord for his written approval prior to fabrication or installation. Any signs/graphics installed without prior written approval of the Landlord shall be subject to removal by the Landlord at the expense of the Tenant.

6. These sign criteria are subject to the sole interpretation of the landlord whose decision shall be final. The Landlord's judgement or the standard of quality or appropriateness to the Shopping Center operation of any exterior design or type or exposed advertising shall be final. The Landlord reserves the right to modify or supplement these sign criteria.

7. Tenant shall heed recommendation(s) of Landlord for construction of all signage through appropriate, qualified, sign companies. Disclosed companies have been selected in order to maintain consistency of appearance for entire Shopping Center.

8. Tenant agrees to have sign in place within sixty (60) days of Commencement Date.

                        EXHIBIT C. RULES AND REGULATIONS

The Tenant agrees to abide by the following rules and regulations:

                  1. The sidewalks, roadways, ans other public portions of the Shopping Center shall be used by the Tenants for the purpose solely of ingress and egress to and from the Premises so demised by the Tenants.

                  2. All waste paper, refuse, and garbage shall be kept by Tenants in metal trash cans, with covers, to be located at the rear of the store, and to be removed at thee Tenant's expense.

                  3. The Tenants shall keep the exterior and interior portions of the stores, all windows, doors, and all other glass or plate fixtures in a clean condition. The Tenants shall keep the display windows in the store illuminated during such hours as the windows throughout a major portion of the Shopping Center are illuminated.

                  4. The Tenant shall not keep or permit to be kept in the premises any flammable or combustible fluid, chemical or explosives.

                  5. The Tenant shall not hold any auction, fire or bankruptcy sale on the premises demised.

                  6. The Tenants shall conduct their business in an orderly manner in the best interests of the Shopping Center. The Tenants shall not permit noises from the use of radios, televisions, loudspeakers, talking machines, phonographs, or other instruments to reach outside the Premises, which will in the judgement of the Landlord interfere in any way with other tenants in the Shopping Center.

                  7. The Tenants shall not burn any trash or garbage of any kind in or about the building, or on the grounds of the Shopping Center.

                  8. The plumbing facilities shall be used for the purposes for which they have been constructed, and no foreign substance of any kind shall be thrown therein. The expense of any breakage, stoppage, or damage resulting from a violation of this provision caused by any Tenants, it employees, agents, or invitees shall be borne by such Tenant.

                  9. The Landlord reserves the right to amend, or waive any of the rules or regulations listed above, and further to make such reasonable rules and regulations as nay from time to time seem necessary or desirable for the best interests of University Hill Plaza and of the Tenants, and any such other and further rules and regulations shall be binding upon the Tenants with the same force and effect as if they had been set forth herein at the time of the execution of the within Lease.

                  10. The Landlord reserves the further right to control and operate the public portions of he Shopping Center in such a manner as the Landlord deems necessary or desirable for the best interests of the Shopping Center and the Tenants and for the protection of the buildings and other property on the Shopping Center. The Landlord, however, shall not be liable to any Tenant for damages arising out of such control and operation.

                       EXHIBIT "D" - CONSTRUCTION ADDENDUM

           This Construction Addendum dated May 1 1998, by and between University Hill Plaza, hereinafter referred to as "Landlord" and All Star Systems Rio Grande, Inc., hereinafter referred to as "Tenant," shall be attached to and become a part of that certain Standard Shopping Center Lease (the "Lease") between the parties dated of even date herewith for the rental of space in the University Hill Plaza Shopping Center located at 3800 Mesa, El Paso, Texas.

           Landlord agrees to construct, at Landlord's expense, improvements to the interior of the Premises upon the following terms and conditions:

           I. The improvements to be constructed by Landlord consist of the items described o Schedule I and more particularly described in the space layout plan attached hereto as Schedule 2. All construction and design shall be done by Landlord or Landlord's contractor or architect in substantial accordance with plans and specifications approved by both Landlord and Tenant. The Landlord's architect or contractor shall consult with Tenant in its preparation of the plans and specifications for the Premises.

           2. Landlord shall not be obligated to commence construction of such improvements until Tenant has approved in writing the plans and specifications for the interior of the Premises. Tenant shall approve the plans and specifications for the interior of the Premises within five business days (5) days after such plans and specifications have been submitted to Tenant. In the event Tenant has not approved the plans and specifications within this five (5) day period, Landlord shall have the option to terminate this Lease or continue this Lease and construct the improvements in substantial accordance with the plans and specifications, which Tenant will be deemed to have approved. If this Lease is so terminated, Tenant agrees to pay all costs and charges incurred by Landlord through the date of termination, including without limitation, the cost of all materials and all charges that are billed by Landlord's architects and/or contractors for work and services incurred in connection with the improvements to the Premises.

                  Landlord agrees to expend up to $3 1,500.00 for the construction of the improvements to the interior of the
                  Premises; such sum being herein referred to as the "Allowance". The Allowance represents the total amount of money that the Landlord will expend toward the development of the Premises over and above "Building Standard Improvements" as such term is described in Paragraph 5 of this Construction Addendum.

           4. In the event the cost of constructing such improvements in accordance with the agreed upon plans and specifications is, in Landlord's opinion, reasonably likely to exceed the Allowance, Tenant shall deposit the estimated amount of such excess (herein "Estimated Additional Costs") with Landlord prior to Landlord's commencement of the work. Landlord shall apply such money to the costs of completing the improvements as work progresses. In the event the total actual cost of constructing such improvements exceeds the Allowance and the Estimated Additional Costs, Tenant shall pay such excess to Landlord with in ten (IO) days of demand therefore. In the event the total actual cost is equal to or greater than the Allowance but less than the Estimated Additional Costs, Landlord shall refund the unused portion of the Estimated Additional Costs to Tenant. Tenant shall not be entitled to any reduction in rent if the actual cost of the construction is less than the Allowance.

          5. As used herein, the term "Building Standard Improvements" shall mean:

                  (i) four unfinished walls (including glass front); concrete slab;

                  (iii)    roof and

                  (iv)     "stub-up" for water, gas, electricity and telephone

         6. Notwithstanding anything in Paragraph 2 of the Lease to the contrary, the Commencement Date of the Lease shall be the date of substantial completion of the tenant improvements in accordance with the approved plans and

         7. Landlord will use its best efforts to substantially complete construction of the improvements to the interior of the Premises and have the Premises available for occupancy by Tenant on or before June 15th, 1998 If Landlord is not able to complete the improvements by said date, Landlord shall not be liable to Tenant for any damages therefor and the validity of the Lease shall not be affected.

         8. Tenant may enter the Premises for the purpose of installing its fixtures and equipment provided Tenant coordinates such activities with Landlord and Landlord's contractors and does not interfere with their work. Any such entry shall be subject to all of the terms and conditions of the Lease, including without limitation, the insurance and indemnity provisions thereof-, provided, however, no rent shall be payable until the Commencement Date.

         9. Tenant's acceptance of occupancy from Landlord shall constitute acknowledgment by Tenant that the Premises are then in the condition called for in the Lease and that Landlord has satisfactorily completed Landlord's work hereunder.

         10. Landlord and Tenant agree to execute an addendum to the Lease in which both parties acknowledge the actual day of the Commencement Date of the Lease.

          11. Capitalized terms used in this Addendum shall have the same meaning as capitalized terms in the Lease.

          IN WITNESS WHEREOF, Landlord and Tenant have signed this Addendum as of the day and year first above written.

          AGREED AND ACCEPTED:                LANDLORD:

               Guarantor:

               By:                            By:
               Its:                           Its:

                                              TENANT:
                                              By:
                                              Its:

                             EXHIBIT "E" - GUARANTEE

          Allstar Systems, Inc., a Delaware corporation ("Guarantor"), in consideration of the covenants contained in the Lease referenced hereinafter, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by Guarantor, hereby absolutely and unconditionally guarantees the prompt, complete, and full and punctual payment, observance, and performance of all the terms, covenants, and conditions provided to be paid, kept, and performed by the Tenant in the Lease Agreement ("Lease") dated May 14th, 1998, between University Hills Plaza, a Texas corporation, as Landlord ("Landlord"), and Allstar Systems Rio Grande, Inc., a Texas corporation, as Tenant ("Tenant") covering the premises described as B- I in the University Hill Plaza Shopping Center, and all renewals, amendments, expansions, and modifications of the Lease. This Guaranty shall include any liability of Tenant which shall accrue under the Lease for any period preceding as well as any period following the term of the Lease.

          The obligation of the Guarantor is primary and independent of Tenant's obligations under the Lease and may be enforced directly against the Guarantor independently of and without proceeding against the Tenant or exhausting or pursuing any remedy against Tenant or any other person or entity.

          This  instrument  may  not  be  changed,   modified,   discharged,  or
          terminated orally or in any manner other than by an agreement in writing signed by Guarantor and the Landlord.

          The obligations of Guarantor under this Guaranty shall not be released or otherwise affected by reason of any sublease, assignment, or other transfer of the Tenant's interest under the Lease, whether or not Landlord consents to such sublease, assignment, or other transfer.

          Any act of Landlord, or the successors or assigns of Landlord, consisting of a waiver of any of the terms or conditions of said Lease, or the giving of any consent to any manner or thin- relating to said Lease, or the granting of any indulgences or extensions of time to Tenant, may be done without notice to Guarantor and without releasing the obligations of Guarantor hereunder.

          Guarantor waives any requirement that Landlord mitigate damages under the Lease, except as required by law

          The obligations of Guarantor hereunder shall not be released by Landlord's receipt, application, or release of security given for the performance and observance of covenants and conditions in said Lease contained on Tenant's part to be performed or observed; nor by any modification of such Lease, but in case of any such modification the liability of Guarantor, shall be deemed modified in accordance with the terms of any such modification of the Lease.

          Guarantor waives any defense or right arising by reason of any disability or lack of authority or power of Tenant and shall remain liable hereunder if Tenant or any other party shall not be liable under the Lease for such reason.

          This Guaranty may not be revoked by Guarantor.

          Until all the covenants and conditions in said Lease on Tenant's part to be performed and observed are fully performed and observed,
          Guarantor: (i) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by the Guarantor, in compliance with the obligations of the Guarantor hereunder; (ii) waives any right to enforce any remedy which Guarantor now or hereafter shall have against Tenant by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor hereunder; and (iii) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to the Landlord under said Lease.

          The liability of Guarantor hereunder shall not be released or otherwise affected by (i) the release or discharge of Tenant in any insolvency, bankruptcy, reorganization, receivership, or other debtor relief proceeding involving Tenant (collectively "proceeding for relief'); (ii) the impairment, limitation, or modification of the liability of Tenant or the estate of the Tenant in any proceeding for relief, or of any remedy for the enforcement of Tenant's liability under the Lease, resulting from the operation of any law relating to bankruptcy, insolvency, or similar proceeding or other law or from the decision in any court; (iii) the rejection or disaffirmance of the Lease in any proceeding for relief, or (iv) the cessation from any cause whatsoever of the liability of Tenant.

          This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment by Tenant to Landlord under the Lease is rescinded or must otherwise be returned by Landlord upon the insolvency, bankruptcy, reorganization, receivership, or other debtor relief proceeding involving Tenant, all as though such payment had not been made.

          This Guaranty is executed and delivered for the benefit of Landlord and it successors and assigns, and is and shall be binding upon Guarantor and its heirs, executors, administrators, successors and assigns, but Guarantor may not assign its obligations hereunder.

          Guarantor acknowledges that Landlord has no duty of good faith to Guarantor, and acknowledges that no special relationship, such as a fiduciary or trust relationship, exists between Landlord and Guarantor. Guarantor agrees that no such duty of good faith shall arise, and no such special relationship shall exist, unless pursuant to, and only to the extent set forth in, a written agreement that is signed by Landlord and Guarantor and that expressly states such duty of good faith or such special relationship.

          This Guaranty shall be governed by and construed in accordance with the internal laws of the State of Texas excluding any principles of conflicts of laws. For the purpose solely of litigating any dispute under this Guaranty, the undersigned submits to the jurisdiction of the courts of said state


                                   GUARANTOR:

                                   ALL STAR SYSTEMS, INC.

                                       By:

                                      Its: